EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2004

GTA-IB, LLC
(Exact Name of Registrant As Specified in its Charter)

Florida		05-0546226
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

10 North Adger’s Wharf, Charleston, SC 29401

(Address of principal executive offices) (Zip Code)

(843) 723-4653

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

                This Form 8-K 15d-5 is being filed by GTA-IB, LLC (the “Company”) as the initial report of the Company to the Securities and Exchange Commission and as notice that the Company is the “successor issuer” to Golf Host Resorts, Inc. (“GHR”) pursuant to Rule 15d-5 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

                The Company entered into a Settlement Agreement and related transactions (the “Settlement Agreement”) as of July 15, 2004 with GHR and certain other entities relating to the settlement of a number of issues between the parties, including GHR’s default under a $79 million loan (the “Loan”) made by Golf Trust of America, L.P., an affiliate of the Company, to GHR in June 1997.  Pursuant to the Settlement Agreement, the Company settled claims relating to the Loan and took ownership of the Westin Innisbrook Golf Resort (the “Acquisition”).

                In connection with the Settlement Agreement and the Acquisition, the Company assumed control and operation of the Innisbrook Rental Pool Lease Operation.  Prior to the Acquisition, GHR was subject to the reporting requirements of Section 15(d) of the Exchange Act.  The Company is the successor issuer to GHR as a result of the Settlement Agreement and thereby subject to the information requirements of the Exchange Act and the rules and regulations promulgated thereunder.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTA-IB, LLC
(Registrant)

November 12, 2004	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer